UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 9, 2018

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Corium International, Inc. (“Corium”) previously adopted a transition bonus plan (the “Plan”) to provide for future payments to certain of its employees and consultants who continue to provide services to Corium following the Merger (as defined below).  Subject to the terms and conditions set forth in the Plan, and as previously described in Corium’s Schedule 14D-9 (as defined below), Corium may make payments to Plan participants in an aggregate amount of up to $750,000, with such payments conditioned upon the first commercial sale of Corplex Donepezil. In order to participate in the Plan and receive a payment, each Plan participant must (i) be in service as of immediately following the effective time of the Merger and also at the time of payment under the Plan, unless such person has been terminated without cause or resigned for good reason, and (ii) execute and make effective a limited release of claims with respect to their entitlements under the Plan. Any amounts forfeited under the Plan shall be reallocated to other Plan participants on an adjusted pro-rata basis in proportion to their participation in the Plan.

As used herein, “Merger” means (1) the tender offer by Gurnet Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned direct subsidiary of Gurnet Holding Company (“Parent”), a Delaware corporation, to purchase any and all of the shares of Corium’s outstanding common stock, followed by (2) the merger of Merger Sub with and into Corium with Corium surviving as a wholly-owned subsidiary of Parent, all pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of October 11, 2018, by and among Corium, Parent and Merger Sub (as it may be amended from time to time, the “Merger Agreement”) and as such Merger is described in more detail in the Offer to Purchase, dated and filed with the Securities and Exchange Commission (“SEC”) on October 26, 2018 and also as described in the Solicitation/Recommendation Statement on Schedule 14D-9 dated and filed with the SEC on October 26, 2018 (as amended and supplemented from time to time, and including the documents annexed thereto or incorporated therein the “Schedule 14D-9”).

On November 9, 2018, the Compensation Committee of Corium’s Board of Directors met and approved allocations under the Plan, including the following allocations with respect to Corium’s named executive officers, which allocations are subject to adjustments as described above and in the Plan:

Allocation ($)
Peter D. Staple	216,000
Robert S. Breuil	72,000
Parminder Singh, Ph.D.	80,000

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.                            Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

10.1+	Transition Bonus Plan (incorporated by reference to Exhibit (d)(6) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent and Merger Sub on October 26, 2018)

+Indicates a management contract or compensatory plan.

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EXHIBIT INDEX

Exhibit No.	Description

10.1+	Transition Bonus Plan (incorporated by reference to Exhibit (d)(6) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent and Merger Sub on October 26, 2018)

+Indicates a management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: November 15, 2018	By:	/s/ Peter D. Staple
	Name:	Peter D. Staple
	Title:	Chief Executive Officer

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